Exhibit 99.1

Contact	Lindsey Whitehead
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Reports Third Quarter 2013 Results

CHICAGO, Nov. 13, 2013 – TransUnion today announced results for the three and nine months ended Sept. 30, 2013. This is a combined announcement that includes consolidated financial statements for TransUnion Holding Company, Inc. (“TransUnion Holding,” and together with its consolidated subsidiaries, the “Company”) and TransUnion Corp., a direct 100% owned subsidiary of TransUnion Holding(1).

Third Quarter 2013 Highlights

•
Total revenue for the third quarter increased 2.7 percent compared to the third quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.9 percent, while acquisitions accounted for an increase in revenue of 1.1 percent. Key highlights include:

•
Revenue in the Interactive segment increased 10.5 percent compared to the third quarter of 2012, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in our average revenue per subscriber in our direct channel.

•
Revenue in USIS Decision Services increased 10.0 percent compared to the third quarter of 2012, driven by revenue from our recent healthcare acquisition of eScan and organic growth in the healthcare market.

•	Excluding the impact of foreign currencies and acquisitions, revenue in the International segment increased 8.4 percent compared to the third quarter of 2012.

•	Adjusted EBITDA(2) was $99.5 million, a decrease of 6.1 percent compared to the prior year, due to investments in new initiatives to drive long-term revenue growth and more efficient operations.

•
On September 4, 2013, TransUnion completed the acquisition of e-Scan Data Systems Inc. (“eScan”). eScan provides services to hospitals and healthcare providers to efficiently capture uncompensated care costs in their revenue management cycle programs. eScan will be integrated into TransUnion's healthcare business.

“In the third quarter, we generated revenue growth across all business segments while we continue to invest in strategic initiatives and new technology that will enable future top and bottom line growth, promote innovation and provide a competitive advantage,” said Jim Peck, TransUnion’s president and chief executive officer. "We are excited about our recent acquisition of eScan, a strategic investment that will further diversify and strengthen our current healthcare offerings. These near-term investments will drive long-term growth and value creation.”

Third Quarter 2013 Results

The Company reported revenue of $299.5 million, an increase of 2.7 percent compared to the third quarter of 2012. Weakening foreign currencies accounted for a decrease in revenue of 1.9 percent. Acquisitions accounted for an increase in revenue of 1.1 percent.

Operating income was $49.3 million for the third quarter of 2013, compared to $61.3 million for the third quarter of 2012. The Company reported a net loss of $3.4 million for the third quarter of 2013, compared to net income of $11.3 million for the third quarter of 2012.

Adjusted EBITDA(2) was $99.5 million, a decrease of 6.1 percent compared to the prior year.

Segment Highlights

U.S. Information Services (USIS)

Total USIS revenue was $188.3 million, an increase of 1.2 percent compared to the third quarter of 2012.

•
Online Data Services revenue was $129.3 million, an increase of 0.7 percent compared to the third quarter of 2012, driven by an increase in average pricing and a slight increase in online credit report volumes.

•
Credit Marketing Services revenue was $31.5 million, a decrease of 3.7 percent compared to the third quarter of 2012, due primarily to a decrease in demand for custom data sets and archive information.

•
Decision Services revenue was $27.5 million, an increase of 10.0 percent compared to the third quarter of 2012, driven by revenue from our acquisition of eScan and organic growth in our healthcare business.

Operating income for USIS was $41.9 million for the third quarter of 2013, compared to $47.5 million for the third quarter of 2012.

International

Total International revenue was $60.6 million, an increase of 1.3 percent compared to the third quarter of 2012. Excluding the impact of foreign currencies and acquisitions, revenue increased 8.4 percent. Weakening foreign currencies accounted for a reduction in revenue of 9.2 percent. Acquisitions accounted for an increase in revenue of 2.2 percent.

•
Developed markets revenue was $24.6 million, an increase of 7.9 percent compared to the third quarter of 2012. Excluding the impact of foreign currencies, revenue increased 10.8 percent compared to the third quarter of 2012.

•
Emerging markets revenue was $36.0 million, a decrease of 2.7 percent compared to the third quarter of 2012. Excluding the impact of weakening foreign currencies, revenue increased by 12.1 percent compared to the third quarter of 2012.

Operating income for International was $9.0 million for the third quarter of 2013, compared to $9.9 million for the third quarter of 2012.

Interactive

Interactive revenue was $50.6 million, an increase of 10.5 percent compared to the third quarter of 2012, driven by an increase in the average number of subscribers and volume in our indirect channel and an increase in our average revenue per subscriber in our direct channel.

Operating income for Interactive was $16.7 million for the third quarter of 2013, compared to $20.4 million for the third quarter for 2012.

Year-to-Date 2013 Results

The Company reported revenue of $890.8 million for the first nine months of 2013, an increase of 4.1 percent compared to the first nine months of 2012. Weakening foreign currencies accounted for a reduction in revenue of 1.5 percent. Acquisitions accounted for an increase in revenue of 0.9 percent.

•	Revenue for U.S. Information Services was $560.0 million, an increase of 2.3 percent compared to the first nine months of 2012.

•
Revenue for International was $177.5 million, an increase of 2.1 percent compared to the first nine months of 2012. Excluding the impact of foreign currencies and acquisitions, revenue increased 6.4 percent compared to the first nine months of 2012. Weakening foreign currencies accounted for a reduction in revenue of 7.4 percent. Acquisitions accounted for an increase in revenue of 3.0 percent.

•	Revenue for Interactive was $ 153.3 million, an increase of 14.2 percent compared to the first nine months of 2012.

Operating income was $132.9 million for the first nine months of 2013, compared to $97.6 million for the first nine months of 2012. The first nine months of 2012 was adversely impacted by $90.6 million of 2012 Change in Control Transaction related expenses. Conversely, the first nine months of 2013 was impacted by a $2.9 million one-time adjustment for a transaction tax related to prior years and a net $1.2 million loss associated with the disposition of a small business in Africa and small product line in our USIS segment. Excluding these items, Adjusted

Operating Income was $137.0 million for the first nine months of 2013, compared to $188.2 million for the first nine months of 2012. This comparison was negatively impacted by $37.2 million of additional depreciation and amortization, primarily resulting from purchase accounting adjustments related to the 2012 Change of Control Transaction.

Adjusted EBITDA was $286.1 million, a decrease of 3.4 percent compared to the first nine months of 2012, due to investments in new initiatives to drive long-term revenue growth and bottom-line savings.

Non-operating expense was $144.3 million for the first nine months of 2013, compared to $155.8 million for the first nine months of 2012. The first nine months of 2013 included a $30.2 million increase in interest expense related primarily to the issuance of $600 million and $400 million principal amount of senior unsecured PIK toggle notes in the second and fourth quarters of 2012, respectively. The first nine months of 2012 included $41.9 million of acquisition fees related primarily to the 2012 Change in Control Transaction. These factors contributed to a net loss attributable to the Company of $17.5 million for the first nine months of 2013, compared to a net loss attributable to the company of $55.5 million for the first nine months of 2012.

Selected Liquidity Data

Cash and cash equivalents was $117.5 million at September 30, 2013, and $154.3 million at December 31, 2012. Year-to-date cash provided by operating activities of TransUnion Holding was $111.1 million. Other year-to-date cash activity of TransUnion Holding included: $54.1 million used for cash capital expenditures; $138.4 million used for other investing activities; $49.9 million used for financing activities; and $5.3 million due to the effect of exchange rate changes on cash.

Recent Developments

Registration of 8.125%/8.875% Senior PIK Toggle Notes due 2018
On August 15, 2013, TransUnion Holding Company announced that 100% of aggregate principal amount of outstanding unregistered 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series A were validly tendered for an equal principal amount of a new issue of registered 8.125%/8.875% Senior PIK Toggle Notes due 2018, Series B. Terms of the new issue are substantially identical to those of the original notes, except that the transfer restrictions and registration rights relating to the original notes do not apply to the new issue.

Earnings Conference Call

In conjunction with this release, TransUnion will host a conference call today, Nov. 13, 2013, at 8:00 a.m. (CT) via a live teleconference to discuss the business trends supporting third quarter 2013 results. The discussion will be available via replay on the Investor Relations page at TransUnion.com shortly after the teleconference. This earnings release is also available on that website. The teleconference dial-in information is:

Domestic dial-in: 877-415-3177
International dial-in: 857-244-7320
Teleconference code: 57853852

About TransUnion

As a global leader in information and risk management, TransUnion creates advantages for millions of people around the world by gathering, analyzing and delivering information. For businesses, TransUnion helps improve efficiency, manage risk, reduce costs and increase revenue by delivering high quality data, and integrating advanced analytics and enhanced decision-making capabilities. For consumers, TransUnion provides the tools, resources and education to help manage their credit health and achieve their financial goals. Through these and other efforts, TransUnion is working to build stronger economies worldwide. Founded in 1968 and headquartered in Chicago, TransUnion reaches businesses and consumers in 33 countries around the world.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Factors that may materially affect such forward-looking statements include: macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; our ability to maintain the security and integrity of our data; our ability to deliver services timely without interruption; our ability to maintain our access to data sources; government regulation and changes in the regulatory environment; changes in federal, state, local or foreign tax law; litigation or regulatory proceedings; our ability to effectively develop and maintain strategic alliances and joint ventures; our ability to make acquisitions and integrate the operations of other businesses; our ability to timely develop new services; our ability to manage and expand our operations and keep up with rapidly changing technologies; our ability to manage expansion of our business into international markets; economic and political stability in international markets where we operate; fluctuations in exchange rates; our ability to effectively manage our costs; our ability to provide competitive services and prices; our ability to make timely payments of principal and interest on our indebtedness; our ability to satisfy covenants in the agreements governing our indebtedness; our ability to maintain our liquidity; our ability to protect our intellectual property; our ability to retain or renew existing agreements with long-term customers; our ability to access the capital markets; further consolidation in our end customer markets; reliance on key management personnel; and other factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TransUnion Holding and TransUnion Corp.’s combined Annual Report on Form 10-K for the year ended December 31, 2012 and Form 10-Q for the quarter ended September 30, 2013. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

1 Due to the acquisition of TransUnion Corp. by TransUnion Holding, TransUnion Corp.’s financial statements are prepared on a Predecessor and Successor basis. In this earnings release, we present the TransUnion Holding consolidated results for the nine months ended September 30, 2013, and compare this to the combination of TransUnion Holding consolidated results from inception through September 30, 2012 combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the nine months ended September 30, 2013). TransUnion Holding and TransUnion Corp. operate as one business, with one management team. Management believes combining the earnings release of TransUnion Holding and TransUnion Corp. provides the following benefits: enhances investors’ understanding of TransUnion Holding and TransUnion Corp. by enabling investors to view the business as a whole, the same manner as management views and operates the business; provides a more readable presentation of required disclosures with less duplication, since a substantial portion of the Company’s disclosures apply to both TransUnion Holding and TransUnion Corp; and creates time and cost efficiencies through the preparation of one combined report instead of two separate reports.
2 See page 18 for a reconciliation of Adjusted Operating Income & Adjusted EBITDA to their most directly comparable GAAP measures, operating income and net income attributable to the Company, respectively.

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except per share data)

	September 30, 2013	December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$117.5	$154.3
Trade accounts receivable, net of allowance of $0.9 and $1.7	183.7	163.6
Other current assets	63.9	82.7
Total current assets	365.1	400.6
Property, plant and equipment, net of accumulated depreciation and amortization of $59.0 and $26.4	125.2	121.2
Other marketable securities	11.6	11.4
Goodwill	1,855.4	1,804.2
Other intangibles, net of accumulated amortization of $190.6 and $86.6	1,882.2	1,911.6
Other assets	135.5	129.8
Total assets	$4,375.0	$4,378.8
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$82.3	$78.4
Short-term debt and current portion of long-term debt	76.1	10.6
Other current liabilities	130.7	129.3
Total current liabilities	289.1	218.3
Long-term debt	2,650.5	2,670.3
Other liabilities	678.1	679.4
Total liabilities	3,617.7	3,568.0
Redeemable noncontrolling interests	18.5	14.7
Stockholders’ equity:
Common stock, $0.01 par value; 200.0 million shares authorized at September 30, 2013, 110.3 million and 110.2 million shares issued at September 30, 2013 and December 31, 2012, respectively, and 109.9 million shares and 110.1 million shares outstanding as of September 30, 2013 and December 31, 2012, respectively	1.1	1.1
Additional paid-in capital	1,116.0	1,109.4
Treasury stock at cost; 0.5 million shares at September 30, 2013 and 0.1 million shares at December 31, 2012	(3.7)	(0.7)
Accumulated deficit	(400.1)	(382.6)
Accumulated other comprehensive loss	(64.4)	(24.4)
Total TransUnion Holding Company, Inc. stockholders’ equity	648.9	702.8
Noncontrolling interests	89.9	93.3
Total stockholders’ equity	738.8	796.1
Total liabilities and stockholders’ equity	$4,375.0	$4,378.8

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,	From the Date of Inception Through September 30,
	2013	2012	2013	2012
Revenue	$299.5	$291.7	$890.8	$482.6
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	115.9	111.5	354.9	186.2
Selling, general and administrative	86.3	75.8	264.5	126.5
Depreciation and amortization	48.0	43.1	138.5	72.1
Total operating expenses	250.2	230.4	757.9	384.8
Operating income	49.3	61.3	132.9	97.8
Non-operating income and expense
Interest expense	(49.0)	(42.6)	(148.1)	(77.4)
Interest income	0.8	0.6	1.3	0.7
Other income and (expense), net	1.4	(0.6)	2.5	(15.4)
Total non-operating income and expense	(46.8)	(42.6)	(144.3)	(92.1)
Income (loss) before income taxes	2.5	18.7	(11.4)	5.7
Provision for income taxes	(3.9)	(5.2)	(1.1)	(3.0)
Net income (loss)	(1.4)	13.5	(12.5)	2.7
Less: net income attributable to the noncontrolling interests	(2.0)	(2.2)	(5.0)	(3.3)
Net income (loss) attributable to TransUnion Holding Company Inc.	$(3.4)	$11.3	$(17.5)	$(0.6)

TRANSUNION HOLDING COMPANY, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Nine Months Ended September 30, 2013	From the Date of Inception Through September 30, 2012
Cash flows from operating activities:
Net income (loss)	$(12.5)	$2.7
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	138.5	72.1
Deferred financing fees	6.7	1.0
Stock-based compensation	4.8	1.2
Provision for losses on trade accounts receivable	0.7	(2.2)
Equity in net income of affiliates, net of dividends	(0.9)	3.0
Deferred taxes	(12.1)	(5.1)
Amortization of senior notes purchase accounting fair value adjustment and note discount	(12.7)	(6.6)
Gain on sale of other assets	(1.2)	—
Other	(0.4)	2.7
Changes in assets and liabilities:
Trade accounts receivable	(14.7)	(14.2)
Other current and long-term assets	3.2	(76.0)
Trade accounts payable	(1.4)	(3.8)
Other current and long-term liabilities	13.1	7.3
Cash provided by (used in) operating activities	111.1	(17.9)
Cash flows from investing activities:
Capital expenditures for property and equipment	(54.1)	(26.2)
Proceeds from sale of trading securities	2.2	—
Investments in trading securities	(1.7)	(0.3)
Acquisition of TransUnion Corp., net of cash acquired	—	(1,485.9)
Other acquisitions and purchases of noncontrolling interests, net of cash acquired	(135.8)	(10.5)
Proceeds from sale of other assets	4.2	—
Acquisition related deposits	(9.0)	—
Other	1.7	(1.5)
Cash used in investing activities	(192.5)	(1,524.4)
Cash flows from financing activities:
Proceeds from 9.625% notes	—	600.0
Proceeds from senior secured credit facility	923.4	—
Extinguishment of senior secured credit facility	(923.4)	—
Proceeds from senior secured revolving line of credit	65.0	—
Repayments of debt	(8.7)	(4.8)
Proceeds from capital lease	2.0	—
Proceeds from issuance of common stock	1.5	1,094.5
Debt financing fees	(4.1)	(16.8)
Treasury stock purchases	(3.0)	(0.7)
Distributions to noncontrolling interests	(2.8)	(2.1)
Other	—	—
Cash provided by financing activities	49.9	1,670.1
Effect of exchange rate changes on cash and cash equivalents	(5.3)	(0.6)
Net change in cash and cash equivalents	(36.8)	127.2
Cash and cash equivalents, beginning of period	154.3	—
Cash and cash equivalents, end of period	$117.5	$127.2

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(in millions, except share and per share data)

	Successor	Successor
	September 30, 2013	December 31, 2012
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$117.5	$154.3
Trade accounts receivable, net of allowance of $0.9 and $1.7	183.7	163.6
Other current assets	36.1	58.7
Total current assets	337.3	376.6
Property, plant and equipment, net of accumulated depreciation and amortization of $59.0 and $26.4	125.2	121.2
Other marketable securities	11.6	11.4
Goodwill	1,855.4	1,804.2
Other intangibles, net of accumulated amortization of $190.6 and $86.6	1,882.2	1,911.6
Other assets	105.8	95.7
Total assets	$4,317.5	$4,320.7
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$82.0	$77.5
Short-term debt and current portion of long-term debt	76.1	10.6
Other current liabilities	128.6	107.0
Total current liabilities	286.7	195.1
Long-term debt	1,652.3	1,672.3
Other liabilities	667.3	667.4
Total liabilities	2,606.3	2,534.8
Redeemable noncontrolling interests	18.5	14.7
Stockholders’ equity:
Common stock, $0.01 par value; one thousand shares authorized, one hundred shares issued at September 30, 2013, and December 31, 2012; one hundred shares outstanding as of September 30, 2013, and December 31, 2012	—	—
Additional paid-in capital	1,692.3	1,687.2
Treasury stock at cost; 0 shares at September 30, 2013, and December 31, 2012	—	—
Retained earnings (accumulated deficit)	(25.1)	15.1
Accumulated other comprehensive loss	(64.4)	(24.4)
Total TransUnion Corp. stockholders’ equity	1,602.8	1,677.9
Noncontrolling interests	89.9	93.3
Total stockholders’ equity	1,692.7	1,771.2
Total liabilities and stockholders’ equity	$4,317.5	$4,320.7

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)
(in millions)

	TransUnion Corp Successor				TransUnion Corp Predecessor
	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Five Months Ended September 30, 2012	Four Months Ended April 30, 2012
Revenue	$299.5	$291.7	$890.8	$482.6	$373.0
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	115.9	111.5	354.9	186.2	172.0
Selling, general and administrative	85.9	75.5	263.4	125.8	172.0
Depreciation and amortization	48.0	43.1	138.5	72.1	29.2
Total operating expenses	249.8	230.1	756.8	384.1	373.2
Operating income (loss)	49.7	61.6	134.0	98.5	(0.2)
Non-operating income and expense
Interest expense	(24.9)	(27.6)	(75.9)	(46.0)	(40.5)
Interest income	0.8	0.6	1.3	0.7	0.6
Other income and (expense), net	1.6	(0.6)	2.5	(0.2)	(23.8)
Total non-operating income and expense	(22.5)	(27.6)	(72.1)	(45.5)	(63.7)
Income (loss) before income taxes	27.2	34.0	61.9	53.0	(63.9)
(Provision) benefit for income taxes	(7.7)	(11.0)	(19.1)	(19.3)	11.5
Net income (loss)	19.5	23.0	42.8	33.7	(52.4)
Less: net income attributable to noncontrolling interests	(2.0)	(2.2)	(5.0)	(3.3)	(2.5)
Net income (loss) attributable to TransUnion Corp.	$17.5	$20.8	$37.8	$30.4	$(54.9)

TRANSUNION CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows (Unaudited)
(in millions)

	Successor		Predecessor
	Nine Months Ended September 30, 2013	Five Months Ended September 30, 2012	Four Months Ended April 30, 2012
Cash flows from operating activities:
Net income (loss)	$42.8	$33.7	$(52.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in control transaction fees	—	0.3	20.9
Depreciation and amortization	138.5	72.1	29.2
Deferred financing fees	2.5	—	3.9
Stock-based compensation	4.8	0.8	2.0
Provision (reduction) for losses on trade accounts receivable	0.7	(2.2)	3.1
Equity in net income of affiliates, net of dividends	(0.9)	3.0	(3.7)
Deferred taxes	(6.6)	10.5	(18.3)
Amortization of senior notes purchase accounting fair value adjustment	(12.9)	(6.6)	—
Loss (gain) on sale of other assets	(1.2)	—	0.1
Other	(0.4)	2.7	(0.7)
Changes in assets and liabilities:
Trade accounts receivable	(14.7)	(14.2)	(24.7)
Other current and long-term assets	0.8	4.1	1.5
Trade accounts payable	(1.3)	(4.0)	1.6
Other current and long-term liabilities	34.6	(23.1)	89.9
Cash provided by operating activities	186.7	77.1	52.4
Cash flows from investing activities:
Capital expenditures for property and equipment	(54.1)	(26.2)	(20.4)
Proceeds from sale of trading securities	2.2	—	1.1
Investments in trading securities	(1.7)	(0.3)	(1.1)
Acquisitions and purchases of noncontrolling interests, net of cash acquired	(135.8)	(10.5)	(0.1)
Proceeds from sale of other assets	4.2	—	0.2
Acquisition related deposits	(9.0)	—	—
Other	1.7	(1.5)	0.7
Cash used in investing activities	(192.5)	(38.5)	(19.6)
Cash flows from financing activities:
Proceeds from senior secured credit facility	923.4	—	—
Extinguishment of senior secured credit facility	(923.4)	—	—
Proceeds from senior secured revolving line of credit	65.0	—	—
Repayments of debt	(8.7)	(4.8)	(14.6)
Proceeds from capital lease	2.0	—	—
Debt financing fees	(3.2)	—	(6.1)
Distribution of merger consideration	—	—	(1.3)
Change in control transaction fees	—	(0.3)	(20.9)
Distributions to noncontrolling interests	(2.8)	(2.1)	(0.4)
Dividends to TransUnion Holding	(78.0)	—	—
Other	—	—	(1.7)
Cash used in financing activities	(25.7)	(7.2)	(45.0)
Effect of exchange rate changes on cash and cash equivalents	(5.3)	(0.6)	0.8
Net change in cash and cash equivalents	(36.8)	30.8	(11.4)
Cash and cash equivalents, beginning of period	154.3	96.4	107.8
Cash and cash equivalents, end of period	$117.5	$127.2	$96.4

Results of Operations
As a result of the 2012 Change in Control Transaction, TransUnion Corp’s historical financial statements are presented on a Successor and Predecessor basis. Periods prior to May 1, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp prior to the 2012 Change in Control Transaction (the “Predecessor”) and periods after April 30, 2012, reflect the financial position, results of operations, and changes in financial position of TransUnion Corp after the 2012 Change in Control Transaction (the “Successor”).
The 2012 Change in Control Transaction was accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations. The guidance prescribes that the basis of the assets acquired and liabilities assumed be recorded at fair value to reflect the purchase price. Periods after the 2012 Change in Control Transaction are not comparable to prior periods due primarily to the additional amortization of intangibles in the Successor period resulting from the fair value adjustments of the assets acquired and liabilities assumed and interest expense resulting from the additional debt incurred to finance the transaction. In addition, the Predecessor incurred significant stock-based compensation and acquisition costs related to the 2012 Change in Control Transaction.
We operate TransUnion Holding and TransUnion Corp as one business and to facilitate comparability with the prior year, we present below the TransUnion Holding consolidated results for the nine months ended September 30, 2013, compared to TransUnion Holding consolidated results from inception through September 30, 2012, combined with the TransUnion Corp Predecessor consolidated results for the four months ended April 30, 2012, (combined results for the nine months ended September 30, 2013). We present the information in this format to assist readers in understanding and assessing the trends and significant changes in our results of operations on a comparable basis. We believe this presentation is appropriate because it provides a more meaningful comparison and more relevant analysis of our results of operations than a presentation of separate historical results for TransUnion Holding and TransUnion Corp Successor and Predecessor periods would provide.
The following tables set forth our historical results of operations for the periods indicated below:

	TransUnion Holding Consolidated
	Three Months Ended September 30,
(in millions)	2013	2012	$ Change	% Change
Revenue	$299.5	$291.7	$7.8	2.7%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	115.9	111.5	4.4	3.9%
Selling, general and administrative	86.3	75.8	10.5	13.9%
Depreciation and amortization	48.0	43.1	4.9	11.4%
Total operating expenses	250.2	230.4	19.8	8.6%
Operating income	49.3	61.3	(12.0)	(19.6)%
Non-operating income and expense
Interest expense	(49.0)	(42.6)	(6.4)	(15.0)%
Interest income	0.8	0.6	0.2	33.3%
Other income and (expense), net	1.4	(0.6)	2.0	333.3%
Total non-operating income and expense	(46.8)	(42.6)	(4.2)	(9.9)%
Income (loss) from operations before income taxes	2.5	18.7	(16.2)	(86.6)%
Provision for income taxes	(3.9)	(5.2)	1.3	25.0%
Net income (loss)	(1.4)	13.5	(14.9)	(110.4)%
Less: net income attributable to noncontrolling interests	(2.0)	(2.2)	0.2	9.1%
Net income (loss) attributable to the Company	$(3.4)	$11.3	$(14.7)	(130.1)%

	Nine Months Ended September 30,
	2013	2012
	TransUnion Holding	TransUnion Holding	TransUnion Corp. Predecessor Four Months Ended April 30, 2012
(in millions)	Nine Months Ended September 30, 2013	Date of Inception Through September 30, 2012		Combined Nine Months Ended September 30, 2012	$ Change	% Change
Revenue	$890.8	$482.6	$373.0	$855.6	$35.2	4.1%
Operating expenses
Cost of services (exclusive of depreciation and amortization below)	354.9	186.2	172.0	358.2	(3.3)	(0.9)%
Selling, general and administrative	264.5	126.5	172.0	298.5	(34.0)	(11.4)%
Depreciation and amortization	138.5	72.1	29.2	101.3	37.2	36.7%
Total operating expenses	757.9	384.8	373.2	758.0	(0.1)	—
Operating income (loss)	132.9	97.8	(0.2)	97.6	35.3	36.2%
Non-operating income and expense
Interest expense	(148.1)	(77.4)	(40.5)	(117.9)	(30.2)	(25.6)%
Interest income	1.3	0.7	0.6	1.3	—	—
Other income and (expense), net	2.5	(15.4)	(23.8)	(39.2)	41.7	106.4%
Total non-operating income and expense	(144.3)	(92.1)	(63.7)	(155.8)	11.5	7.4%
Income (loss) from operations before income taxes	(11.4)	5.7	(63.9)	(58.2)	46.8	80.4%
(Provision) benefit for income taxes	(1.1)	(3.0)	11.5	8.5	(9.6)	(112.9)%
Net income (loss)	(12.5)	2.7	(52.4)	(49.7)	37.2	74.8%
Less: net income attributable to noncontrolling interests	(5.0)	(3.3)	(2.5)	(5.8)	0.8	13.8%
Net loss attributable to the Company	$(17.5)	$(0.6)	$(54.9)	$(55.5)	$38.0	68.5%

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED
Segment Information
Unaudited

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Revenue
U.S. Information Services:
Online Data Services	$129.3	$128.4	$0.9	0.7%	$388.5	$375.5	$13.0	3.5%
Credit Marketing Services	31.5	32.7	(1.2)	(3.7)%	94.2	99.5	(5.3)	(5.3)%
Decision Services	27.5	25.0	2.5	10.0%	77.3	72.5	4.8	6.6%
Total U.S. Information Services	188.3	186.1	2.2	1.2%	560.0	547.5	12.5	2.3%

International:
Developed markets	24.6	22.8	1.8	7.9%	71.1	68.2	2.9	4.3%
Emerging markets	36.0	37.0	(1.0)	(2.7)%	106.4	105.7	0.7	0.7%
Total International	60.6	59.8	0.8	1.3%	177.5	173.9	3.6	2.1%

Interactive	50.6	45.8	4.8	10.5%	153.3	134.2	19.1	14.2%
Total revenue	$299.5	$291.7	$7.8	2.7%	$890.8	$855.6	$35.2	4.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Operating Income(1)
U.S. Information Services	$41.9	$47.5	$(5.6)	(11.8)%	$122.2	$114.0	$8.2	7.2%
International	9.0	9.9	(0.9)	(9.1)%	15.4	18.3	(2.9)	(15.8)%
Interactive	16.7	20.4	(3.7)	(18.1)%	48.0	44.4	3.6	8.1%
Corporate	(18.3)	(16.5)	(1.8)	(10.9)%	(52.7)	(79.1)	26.4	33.4%
Total operating income	$49.3	$61.3	$(12.0)	(19.6)%	$132.9	$97.6	$35.3	36.2%

Operating Margin
U.S. Information Services	22.3%	25.5%		(3.2)%	21.8%	20.8%		1.0%
International	14.9%	16.6%		(1.7)%	8.7%	10.5%		(1.8)%
Interactive	33.0%	44.5%		(11.5)%	31.3%	33.1%		(1.8)%
Total operating margin	16.5%	21.0%		(4.5)%	14.9%	11.4%		3.5%

Adjusted Operating Income(2)
U.S. Information Services	$41.9	$47.5	$(5.6)	(11.8)%	$123.8	$155.1	$(31.3)	(20.2)%
International	9.0	9.9	(0.9)	(9.1)%	17.7	32.7	(15.0)	(45.9)%
Interactive	16.7	20.4	(3.7)	(18.1)%	48.0	46.7	1.3	2.8%
Corporate	(18.3)	(16.5)	(1.8)	(10.9)%	(52.5)	(46.3)	(6.2)	(13.4)%
Total Adjusted Operating Income	$49.3	$61.3	$(12.0)	(19.6)%	$137.0	$188.2	$(51.2)	(27.2)%

Adjusted Operating Margin
U.S. Information Services	22.3%	25.5%		(3.2)%	22.1%	28.3%		(6.2)%
International	14.9%	16.6%		(1.7)%	10.0%	18.8%		(8.8)%
Interactive	33.0%	44.5%		(11.5)%	31.3%	34.8%		(3.5)%
Total adjusted operating margin	16.5%	21.0%		(4.5)%	15.4%	22.0%		(6.6)%

(1)
For the three and nine months ended September 30, 2013, operating income included additional depreciation and amortization as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction. The increase in depreciation and amortization in the three months ended September 30, 2013, compared to the three months ended September 30, 2012, was as follows: USIS $3.6 million; International $0.6 million; Interactive $0.4 million; and Corporate $0.4 million. The increase in depreciation and amortization in the nine months ended September 30, 2013, which is related primarily to the purchase accounting fair value adjustments, compared to the nine months ended September 30, 2012, was as follows: USIS $23.9 million; International $10.0 million; Interactive $2.1 million; and Corporate $1.3 million. For the nine months ended September 30, 2013, operating income included a $2.3 million loss on the disposal of a small operating company recorded in our International segment, a $1.1 million gain on the disposal of a healthcare product line recorded in our USIS segment and a $2.9 million one-time adjustment for a transaction tax related to prior years that was recorded in each segment and in Corporate as follows: USIS $2.6 million; and Corporate $0.3 million. For the nine months ended September 30, 2012, operating income included $90.6 million of accelerated stock-based compensation and related expense recorded by the Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.8 million. See Part I, Item 1, Note 2, “2012 Change in Control Transaction,” for further information about the impact of the 2012 Change in Control Transaction.

(2)
See footnote 2 to Key Performance Measure for a discussion about Adjusted Operating Income, why we use it, its limitations, and the reconciliation to its most directly comparable GAAP measure, operating income.

TRANSUNION HOLDING AND TRANSUNION CORP. COMBINED
Key Financial Performance Measures and Reconciliation of Non GAAP Measures
Unaudited
Management, including our chief operating decision maker, evaluates the financial performance of our businesses based on a variety of key indicators. These indicators include the non-GAAP measures Adjusted Operating Income and Adjusted EBITDA, and the GAAP measures of revenue, cash provided by operating activities and capital expenditures. For the three and nine months ended September 30, 2013 and 2012, these indicators were as follows:

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
Revenue	$299.5	$291.7	$7.8	2.7%	$890.8	$855.6	$35.2	4.1%
Reconciliation of operating income to Adjusted Operating Income:
Operating income	$49.3	$61.3	$(12.0)	(19.6)%	$132.9	$97.6	$35.3	36.2%
Adjustments(1)	—	—	—	—	4.1	90.6	(86.5)	(95.5)%
Adjusted Operating Income(2)	$49.3	$61.3	$(12.0)	(19.6)%	$137.0	$188.2	$(51.2)	(27.2)%
Reconciliation of net income (loss) attributable to the Company to Adjusted EBITDA:
Net income (loss) attributable to the Company	$(3.4)	$11.3	$(14.7)	(130.1)%	$(17.5)	$(55.5)	$38.0	68.5%
Net interest expense	48.2	42.0	6.2	14.8%	146.8	116.6	30.2	25.9%
Income tax (benefit) provision	3.9	5.2	(1.3)	(25.0)%	1.1	(8.5)	9.6	112.9%
Depreciation and amortization(3)	48.0	43.1	4.9	11.4%	138.5	101.3	37.2	36.7%
Stock-based compensation	1.2	0.8	0.4	50.0%	4.8	2.8	2.0	71.4%
Other (income) and expense(4)	1.6	3.6	(2.0)	(55.6)%	8.3	49.0	(40.7)	(83.1)%
Adjustments(1)	—	—	—	—	4.1	90.6	(86.5)	(95.5)%
Adjusted EBITDA(2)	$99.5	$106.0	$(6.5)	(6.1)%	$286.1	$296.3	$(10.2)	(3.4)%
Other metrics:
Cash provided by operating activities	$63.8	$66.7	$(2.9)	(4.3)%	$111.1	$34.5	$76.6	222.0%
Capital expenditures	$23.9	$18.8	$5.1	27.1%	$54.1	$46.6	$7.5	16.1%

(1)
For the nine months ended September 30, 2013, adjustments included a $2.3 million loss on the disposal of a small operating company recorded in our International segment, a $1.1 million gain on the disposal of a healthcare product line recorded in our USIS segment and a $2.9 million one-time adjustment for a transaction tax related to prior years that was recorded in each segment and in Corporate as follows: USIS $2.6 million; and Corporate $0.3 million. For the nine months ended September 30, 2012, adjustments included $90.6 million of accelerated stock-based compensation and related expense recorded by the Predecessor as a result of the 2012 Change in Control Transaction that were recorded in each segment and in Corporate as follows: USIS $41.1 million; International $14.4 million; Interactive $2.3 million; and Corporate $32.8 million.

(2)
Adjusted Operating Income and Adjusted EBITDA are non-GAAP measures. We present Adjusted Operating Income and Adjusted EBITDA as supplemental measures of our operating performance because they eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. In addition to its use as a measure of our operating performance, our board of directors and executive management team focus on Adjusted EBITDA as a compensation measure. Adjusted Operating Income does not reflect certain stock-based compensation and certain other income and expense. Adjusted EBITDA does not reflect our capital expenditures, interest, income tax, depreciation, amortization, stock-based compensation and certain other income and expense. Other companies in our industry may calculate Adjusted Operating Income and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. Because of these limitations, Adjusted Operating Income and Adjusted EBITDA should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Adjusted Operating Income and Adjusted EBITDA are not measures of financial condition or profitability under GAAP and should not be considered alternatives to cash flow from operating activities, as measures of liquidity or as alternatives to operating income or net income as indicators of operating performance. We believe that the most directly comparable GAAP measure to Adjusted Operating Income is operating income and the most directly comparable GAAP measure to Adjusted EBITDA is net income attributable to the Company. The reconciliations of Adjusted Operating Income and Adjusted EBITDA to their nearest GAAP measures are included in the table above.

(3)
Operating income included additional depreciation and amortization beginning May 1, 2012, as a result of the purchase accounting fair value adjustments to the tangible and intangible assets recorded in connection with the 2012 Change in Control Transaction.

(4)
Other income and expense above includes all amounts included on our consolidated statement of income in other income and expense, net, except for earnings from equity method investments and dividends received from cost method investments. For the three months ended September 30, 2013, other income and expense included $0.8 million of acquisition-related expenses and a net $0.8 million of other expense. For the nine months ended September 30, 2013, other income and expense included $6.4 million of acquisition-related expenses and a net $1.9 million of other expense. For the three months ended September 30, 2012, other income and expense included $0.6 million of acquisition-related expenses and a net $3.0 million of other expense. For the nine months ended September 30, 2012, other income and expense included $41.9 million of acquisition-related expenses, primarily related to the 2012 Change in Control Transaction and the abandoned initial public offering process, and a net $7.1 million of other expense. Of the $41.9 million of acquisition-related expenses, $15.2 million was incurred by TransUnion Holding and $26.7 million was incurred by TransUnion Corp.